SUBSIDIARIES OF TOTAL ENTERTAINMENT RESTAURANT CORP.
                              AS OF MARCH 13, 2000

      F & H Restaurant Corp.
      TENT Finance, Inc.
      Bailey's Sports Grille, Inc.
      Fox & Hound, Inc.
      Fox & Hound II, Inc.
      Alabama Fox & Hound, Inc.
      Fox & Hound of Colorado, Inc.
      F & H Restaurant of Georgia, Inc.
      Fox & Hound of Illinois, Inc.
      Fox & Hound of Indiana, Inc.
      F & H of Iowa, Inc.
      Fox & Hound of Kansas, Inc.
      Fox & Hound of Louisiana, Inc.
      Fox & Hound of Michigan, Inc.
      Fox & Hound of Missouri, Inc.
      Fox & Hound of Nebraska, Inc.
      Fox & Hound of North Carolina, Inc.
      Fox & Hound of Ohio, Inc.
      Pennsylvania Fox & Hound, Inc.
      Fox & Hound of Tennessee, Inc.
      Fox & Hound of Texas, Inc.
      N. Collins Beverage, Inc.
      505 Beverage, Inc.
      Jackson Beverage Corp.
      Raider Beverage Corp.
      Rocket Beverage Corp.
      Midway Entertainment, Ltd.
      N. Collins Entertainment, Ltd.
      505 Entertainment, Ltd.
      Fox & Hound of San Antonio, Ltd.
      Fox & Hound of Lubbock, Ltd.
      Fox & Hound of Houston, Ltd.
      Fox & Hound of Lewisville, Ltd.

Exhibit 21.1